NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              NASCOR SERIES 1998-24
                                  POOL PROFILE


                                                       Bid                          Tolerance
                                                       ---                          ---------
AGGREGATE PRINCIPAL BALANCE                        $200,000,000                      (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                              1-Sep-98
INTEREST RATE RANGE                               6.50% - 9.25%
GROSS WAC                                                 7.38%                     (+/- 10 Bps%)
WEIGHTED AVERAGE SERVICE FEE                             25 bps
MASTER SERVICING FEE                                    1.7 bps
WAM (in months)                                             357                     (+/- 2 month)

WALTV                                                        73%                    (maximum 80%)

CALIFORNIA %                                                 45%                    (maximum 50%)
SINGLE LARGEST ZIP CODE CONCENTRATION                         2%                    (maximum  4%)

AVERAGE LOAN BALANCE                                    $342,891                (maximum $350,000)
LARGEST INDIVIDUAL LOAN BALANCE                       $1,850,000              (maximum $1,850,000)

CASH-OUT REFINANCE %                                         10%                    (maximum  15%)

PRIMARY RESIDENCE %                                          97%                     (minimum 90%)

SINGLE-FAMILY DETACHED %                                     93%                     (minimum 80%)

FULL DOCUMENTATION %                                         94%                     (minimum 75%)

UNINSURED Greater than 80% LTV %                              1%                      (maximum 5%)

TEMPORARY BUYDOWNS                                            0%                     (maximum  5%)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.

----------
(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

                            NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              NASCOR SERIES 1998-24
                               PRICING INFORMATION



RATING AGENCIES                              TBD by Norwest

PASS THRU RATE                                        6.75%

ASSUMED SIZE OF PRINCIPAL ONLY CLASS                  0.15%

PRICING DATE                                      25-Aug-98

FINAL STRUCTURE DUE DATE                           11-Sep-98         9:00 AM

SETTLEMENT DATE                                    30-Sep-98

ASSUMED SUB LEVELS                                      AAA            4.000%
                                                         AA            2.500%
                                                          A            1.150%
                                                        BBB            0.700%
                                                         BB            0.400%
                                                          B            0.250%





NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1998-24. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.



NASCOR CONTACTS                          Lori Fountain (301)846-8185
                                         Tammy Jeannotte (301)846-8288